     As filed with the Securities and Exchange Commission on July 16, 1999
                                                  REGISTRATION NO. 333 -
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                 ---------------------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                 ---------------------------------------------

                              ORGANOGENESIS INC.
                    (Exact name of Registrant as specified
                                in its charter)

           DELAWARE                                           04-2871690
  (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                        Identification No.)

                                 150 DAN ROAD
                          CANTON, MASSACHUSETTS 02021
                                (781) 575-0775
                   (Address of Principal Executive Offices)

                            1995 STOCK OPTION PLAN
                      1999 NONQUALIFIED STOCK OPTION PLAN
                          (Full titles of the plans)

                   HERBERT M. STEIN, CHIEF EXECUTIVE OFFICER
                              ORGANOGENESIS INC.
                                 150 DAN ROAD
                          CANTON, MASSACHUSETTS 02021
                                (781) 575-0775
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                    COPY TO:
                            NEIL H. ARONSON, ESQUIRE
              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS  02111
                                 (617) 542-6000
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                               Proposed           Proposed
    Title of                                    maximum            maximum
securities to be           Amount to be     offering price        aggregate         Amount of
   registered              registered(1)     per share(2)     offering price(2)  registration fee
-------------------------------------------------------------------------------------------------

Common Stock, $.01 par
 value                       3,070,312           $9.09375     $27,920,649.75            $7,761.94
=================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the 1995 Stock Option Plan and the 1999 Nonqualified Stock Option Plan (collectively, the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the American Stock Exchange as of a date (July 9, 1999) within 5 business days prior to filing this Registration Statement.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                                 EXPLANATORY NOTE
                                 ----------------


     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of common stock pursuant to the Plans. The information required by Part I is included in the documents sent or given to participants in the 1995 Stock Option Plan and the 1999 Nonqualified Stock Option Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933. This Registration Statement on Form S-8 registers (1) 1,000,000 shares of common stock pursuant to the Company's 1999 Nonqualified Stock Option Plan and (2) 2,070,312 additional shares of common stock pursuant to the 1995 Stock Option Plan. A Registration Statement on Form S-8 (File No. 333-64319), registering an aggregate of 1,500,000 shares of common stock (subsequently adjusted to include an aggregate of 2,929,688 shares of common stock as a result of stock dividends and splits pursuant to Rule 416 of the Securities Act of 1933) under the 1995 Stock Option Plan was filed with the Securities and Exchange Commission on November 16, 1995, and is incorporated herein by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed on March 31, 1999 (File No. 1-09898).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed on May 14, 1999.

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, File No.1-09898 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

  The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Kenneth
J. Novack, who is Of Counsel to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., served on the Board of Directors of the Company from March 1998 until May 1999. As of March 19, 1999, Mr. Novack owned 5,976 shares of the Company's common stock and an additional 3,750 shares of common stock subject to outstanding options exercisable within 60 days following March 19, 1999.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

  Section 145 of the General Corporation Law of the State of Delaware provides that the Company has the power to indemnify its directors, officers, employees or agents and certain other persons serving at its request in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or on behalf of the Company, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Section 102(b)(7) of the Delaware General Corporation Law permits the Company to provide in its certificate of incorporation that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by law and that we may advance litigation expenses to an officer or director prior to the final disposition of an action.

  The Company's Restated Certificate of Incorporation also provides, as permitted by Delaware law, that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company has a Directors and Officers liability insurance policy that insures our officers and directors against certain liabilities.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

EXHIBIT
NUMBER         DESCRIPTION
________________________________________________________________________________

4.1 The Restated Certificate of Incorporation of the Registrant (previously filed as an Exhibit 3a to the Registrant's Registration Statement on Form S-1, File No. 33-9832 and incorporated herein by reference).

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit No. 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, filed April 1, 1991 and incorporated herein by reference).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (filed herewith).

4.4 By-Laws of the Registrant, as amended (previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 14, 1999 and incorporated herein by reference).

4.5 Specimen Common Stock Certificate (previously filed as Exhibit No. 4.3 to the Registrant's Registration Statement on Form S-1, File No. 33-9832 and incorporated herein by reference).

4.6 1995 Stock Option Plan (previously filed as Appendix A to the Company's Definitive Proxy Statement filed April 14, 1995 and incorporated herein by reference).

4.7 1999 Nonqualified Stock Option Plan (previously filed as Exhibit 10(x) to the Registrant's Annual Report on Form 10-K for year ended December 31, 1998, filed March 31, 1999 and incorporated herein by reference).

 5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5).

24 Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9.  Undertakings.
---------------------

A. Rule 415 Offering

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is
incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on July 14, 1999.

                                             ORGANOGENESIS INC.

                                             By: /s/ Herbert M. Stein
                                                 --------------------
                                                 Herbert M. Stein
                                                 Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

  Each person whose signature appears below constitutes and appoints Herbert M. Stein and Donna Abelli Lopolito, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) or 464 under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                               DATE

/s/ Herbert M. Stein         Chief Executive Officer             July 14, 1999
---------------------------  and Chairman of the Board
Herbert M. Stein             (principal executive officer)


/s/ David T. Rovee           President, Chief Operating          July 12, 1999
---------------------------  Officer and Director
David T. Rovee


/s/ Donna Abelli Lopolito    Vice President,                     July 13, 1999
---------------------------  Chief Financial Officer,
Donna Abelli Lopolito        Treasurer  and Secretary
                             (principal financial officer
                             and principal  accounting officer)


/s/ Richard S. Cresse        Director                            July 9, 1999
---------------------------
Richard S. Cresse

/s/ Albert Erani             Director                            July 13, 1999
---------------------------
Albert Erani

/s/ Bjorn R. Olson           Director                            July 8, 1999
---------------------------
Bjorn R. Olsen

/s/ Marguerite A. Piret      Director                            July 8, 1999
---------------------------
Marguerite A. Piret

/s/ Anton E. Schrafl         Director                            July 14, 1999
---------------------------
Anton E. Schrafl

                               ORGANOGENESIS INC.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


EXHIBIT
NUMBER         DESCRIPTION
________________________________________________________________________________

4.1 The Restated Certificate of Incorporation of the Registrant (previously filed as an Exhibit 3a to the Registrant's Registration Statement on Form S-1, File No. 33-9832 and incorporated herein by reference).

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit No. 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, filed April 1, 1991 and incorporated herein by reference).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (filed herewith).

4.4 By-Laws of the Registrant, as amended (previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 14, 1999 and incorporated herein by reference).

4.5 Specimen Common Stock Certificate (previously filed as Exhibit No. 4.3 to the Registrant's Registration Statement on Form S-1, File No. 33-9832 and incorporated herein by reference).

4.6 1995 Stock Option Plan (previously filed as Appendix A to the Company's Definitive Proxy Statement filed April 14, 1995 and incorporated herein by reference).

4.7 1999 Nonqualified Stock Option Plan (previously filed as Exhibit 10(x) to the Registrant's Annual Report on Form 10-K for year ended December 31, 1998, filed March 31, 1999 and incorporated herein by reference).

 5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5).

24 Power of Attorney (set forth on the signature page of this Registration Statement).